Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160889 and No. 333-111726) and Form S-8 (No. 333-125355, No. 333-64366, No. 333-43526, No. 333-43524, No. 333-57659 and No. 333-57729) of Eastman Kodak Company of our report dated March 11, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Rochester, New York
March 11, 2013